Exhibit 10.25

LEASE

BY AND BETWEEN

SIMON LEVI COMPANY, LTD.

a California corporation,

as Landlord,

and

Sierra Homes, LLC,

a Nevada Limited-Liability Company, dba Innovative Cabinets

as Tenant.

TABLE OF CONTENTS (continued)

TRIPLE NET LEASE

REFERENCE PAGES

BUILDING:	Building A

CENTER:	Turner Air Crossing (for legal description of the Center see Exhibit A-1)

LANDLORD:	Simon Levi Company, Ltd.

LANDLORD/RENT PAYMENT ADDRESS:	Simon Levi Company, Ltd.
c/o NCS (Nevada Commercial Services)
1475 Terminal Way, Suite A
Reno, NV 89502

LEASE REFERENCE DATE:	January 20, 2020

TENANT:	Sierra Homes, LLC dba Innovative Cabinets

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	4690 Longley Lane, Suite(s) 29 & 56 Reno, NV 89509

(b) Prior to beginning of Term:	Same as above

PREMISES:	4690 Longley Lane, Suite(s) 29 & 56

PREMISES RENTABLE AREA:	Approximately 4,078 sq. ft. (for outline of Premises see Exhibit A-1) subject to BOMA measurement as provided in Section 1.1.

COMMON AREA:	The exterior areas of the Center, including the driveways, parking areas, walkways, landscaping and other common facilities.

COMMENCEMENT DATE:	April 1, 2020

RENT COMMENCEMENT DATE:	April 1, 2020

TERM OF LEASE:	Thirty-six (36) months beginning on the Commencement Date and ending on the Termination Date.

USE:	Tenant shall have the right to use the Premises for cabinetry showroom and warehouse , and for no other purpose without Landlord’s prior written consent.

TERMINATION DATE:	March 31, 2023.

ANNUAL RENT INCREASE and
MONTHLY INSTALLMENT
OF RENT (Article 3):	Monthly Base Rent shall be:

4/1/20 – 3/31/21: $2,936.16 ($0.72psf NNN)
4/1/21 – 3/31/22: $3,038.11 ($0.745psf NNN)
4/1/22 – 3/31/23: $3,140.06 ($0.77psf NNN)

TENANT’S PROPORTIONATE
SHARE OF ADDITIONAL RENT:	Tenant’s pro rata share of the Center is
Three & 80/100 or 3.80 % percent. This is a NNN lease. Tenant shall pay property taxes, insurance, maintenance, management and all other operation costs for the Center. 2020 NNN Charges are currently estimated at $0.23/sf or
$937.94 per month.

SECURITY DEPOSIT:	A deposit of $3,262 is already on file.

CONDITION AND DELIVERY	AS-IS. Tenant acknowledges that Tenant has been
OF PREMISES	in possession of the Premises under a prior lease agreement, which has been terminated.

REAL ESTATE BROKERS DUE	Pursuant to separate agreement between Landlord
COMMISSION:	and Broker: SVN Gold Dust Commercial Associates shall be paid a fee equal to 1.5% of the gross lease consideration. Amanda Eastwick of SVN, represents the Tenant and shall be paid a fee equal to 1.5% of the gross lease consideration.

TENANT’S BUSINESS HOURS:	Reasonable and customary hours for other businesses in the Center and Reno, Nevada.

SIGNAGE:	Tenant shall have the right to install signage on the building façade. Signage shall be subject to Landlord’s prior approval and conform to the sign criteria for the Center outlined in Exhibit E. – Landlord acknowledges Tenant’s signage is existing and adopted per the prior lease execution.

OPTION OUT:	Due to the COVID-19 (Coronavirus) Pandemic, Landlord is offering thiTenant an Option to vacate their Lease Agreement at Month’s six (6) and twelve (12) of the Term. If Tenant chooses to exercise this Option, they must notify the Landlord in writing no less than Sixty (60) days prior to the first day of the sixth (6th) and twelfth (12th) month(s) of their Lease Agreement, commencing on April 1, 2020.

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A [through E], all of which are made a part of this Lease.

LANDLORD:	TENANT:

Simon Levi Company, Ltd.,	Sierra Homes, LLC,
a California Corporation	a Nevada Limited-Liability Company
dba Innovative Cabinets

By:	/s/Jay Bradley Jacobs	By:	/s/ Steve Parkey
Name:	Jay Bradley Jacobs	Name:	Steve Parkey
Title:	President	Title:	Managing Member
Dated:	5/20/2020	Dated:	5/18/2020

LEASE

1. DEMISED PREMISES USE AND RESTRICTIONS ON USE.

1.1 Upon the conditions, limitations, covenants and agreements set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord, the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A-2, and the Building is depicted on the site plan attached hereto as Exhibit A-3. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease; however, to the extent the Reference Pages conflict with this Lease, the Lease shall control. The actual square footage of the Premises may vary from that listed in the Reference Pages, but Tenant waives any right to claim any contrary amount or for Rent reduction based upon less square footage in the Premises, unless within thirty (30) days of the Commencement Date, Tenant shall undertake, at its sole expense, by a licensed and certified unrelated third party, a BOMA measurement of the Premises. If said measurement indicates at least five percent (5%) less square footage than listed in the Reference Pages, and Tenant provides the BOMA measurement as noted in this Section to Landlord, then Landlord may accept same and reduce Base Rent to account for the lesser square footage; or Landlord may undertake its own BOMA measurement at its sole expense by a licensed and certified unrelated third party, in which case the square footage for the Premises shall be the difference between Tenant’s submitted BOMA measurement and the Landlord’s BOMA measurement and Rent and the Reference Pages square footage for the Premises shall be automatically changed accordingly. However, if Tenant shall fail to make any assertion of a difference in square footage for the Premises within thirty (30) days of the Commencement Date, then it shall be deemed to have unequivocally waived any such claim for the duration of the Lease Term, including all extensions and options.

1.2 Landlord reserves to itself the exclusive use of the roof, exterior walls and area above and below the Building generally, and the Premises specifically, as well as all Common Areas as all those terms are defined in this Lease. Landlord further reserves to itself the right to install, maintain, use repair and replace pipes, ducts, conduits, wires, and structural elements now or in the future leading through the Premises and which serve other parts of the Building or the Common Areas.

1.3 As of the Commencement Date, Tenant shall accept the Premises in its present “AS IS” condition. Landlord warrants that the existing lighting and plumbing are in working order. Landlord warrants HVAC will be in good working order for 12 months from delivery of space to Tenant and shall be repaired at Landlord’s expense during first 12 months. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and/or proper zoning or other municipal oversight of, or requirement for Tenant’s business. Tenant waives all express and any implied warranty that the Premises are suitable for Tenant's intended purposes – Tenant shall undertake all due diligence it, in its sole discretion, deems proper before signing this Lease, including, but not limited to, regarding Tenant’s intended use, any business decision including profitability, any construction or improvements requirements and/or costs, the condition of the Premises, the compliance of the Premises with the Americans with Disabilities Act of 1990 (42 U.S.C. Sec.12181 et seq.), and the overall feasibility of Tenant conducting its business from the Property. Except as expressly provided herein, after the Commencement Date, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. By taking possession of the Premises in its present AS-IS condition Tenant conclusively agrees that it accepts the Premises AS-IS, and that the Premises were in good condition at the time possession was taken except for any punch list items agreed to in writing by Landlord and Tenant. Landlord and Tenant shall conduct an initial walkthrough of the Premises which shall include using Landlord’s standard Move-In/Out Inspection Form as a guideline for any punch list items and damages that exist as of the Commencement Date. ~~As mutually agreed upon in writing via the punch list or as otherwise agreed in writing, Landlord will complete the agreed upon items to Tenant’s commercially reasonable satisfaction.~~

1.4 The Premises are to be used solely for the operation of a ~~fitness~~ cabinet showroom and warehouse business, and for no other purpose without Landlord’s prior written consent. Notwithstanding this permitted use, Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Center, or violate the Declaration (as defined in Section 1.7 herein) or the rules and regulations of the Association (also defined in Section 1.7), or which may injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Specifically, without limitation, Tenant shall ensure that the area outside of the Premises in the Common Area is kept free and clean of any waste, debris or garbage. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic beverage without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of Premises and its occupancy and the Common Areas, and, at its sole expense, shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused of permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises. Tenant shall not do or permit anything to be done on or about the Premises or Common Areas, or bring anything into or keep anything in on or about the Premises or Common Areas which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s sole opinion, tends to impair the reputation of the Landlord, the Center, or its desirability as an industrial flex space business park, and upon written notice from Landlord Tenant shall refrain or discontinue such advertising.

1.5 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively “Hazardous Materials”) or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises, the Building and the Common Areas, and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for Tenant’s approved use; provided that Tenant shall always handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, Common Areas, or appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section.

1.6 Tenant will be entitled to the non-exclusive use of the driveways, parking areas and common facilities located in the Common Areas of the Center as they exist from time to time during the Term, subject to the Association and Landlord’s Rules and Regulations (as defined in Article 16) regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total available parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces. . Tenant shall be allowed to park two trademarked vehicles overnight. Tenant shall have no right to use, access or locate equipment on the roof the Building without Landlord’s prior written consent. Tenant shall have no right to alter or modify any landscaping without Landlord’s prior written consent.

1.7 The Center is subject to the Quail Vista Business Park Declaration Granting Easements, Establishing Covenants, Conditions and Restrictions, and Providing for Quail Vista Business [Turner Air Crossing] Park Property Owners Association and any amendments thereto (collectively, the “Declaration”) and which is governed by a business association known as Quail Vista [Turner Air Crossing] Business Park Property Owners Association (the “Association”). Tenant confirms that Landlord has provided a copy of the Declaration and the current rules and regulations of the Association, and has reviewed the same, including with professional advisors of its choice, and prior to entering into this Lease finds the Declaration and the rules and regulations of the Association to be acceptable for its purposes, and suitable for its intended use of the Premises within the Center.

2. TERM

2.1 The Term of this Lease shall begin on the date (“Commencement Date”), and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease, by court order or judgment, or by operation of law. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto setting forth the actual Commencement Date, Termination Date and, if necessary, a revised Rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 ~~Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any Rent until Landlord delivers possession of the Premises to Tenant. No such failure to give possession on the Commencement date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies force majeure, or similar matter beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of Rent under this Lease shall be accelerated by the number of days of such Tenant Delay.~~

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of Rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11 said early possession shall not advance the Termination Date.

3. RENT

3.1 Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease, including but not limited to Base Rent, Additional Rent, deposits, late fees, and all charges or expenses hereunder, shall be deemed Rent. Tenant shall be responsible for any and all Additional Rent from the Commencement Date. Tenant shall be responsible for the payment of Rent from the Rent Commencement Date, and from that date forward, shall pay Rent in advance on or before the first day of each full calendar month during the Term. The Monthly Rent due shall be one-twelfth (1/12) of the Rent in effect at such time. Rent for any period during the Term which is less than a full month, shall be a prorated portion of the Rent based upon the number of days in such month. Rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or ay such other place as Landlord may from time to time designate in writing. In the event Tenant is late in the payment of Rent, more than two (2) time per calendar year, then Landlord may invoice Tenant and require them to make their Rent payments quarterly in advance.

3.2 Tenant recognizes the late payment of any Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed of an amount equal to the greater of: (a) One Hundred Dollars ($100.00) or (b) ten percent (10%) of the unpaid Rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said Rent or other payment is unpaid after the due date.

3.3 Monthly Base Rent shall be:

4/1/20 – 3/31/21: $2,936.16 ($0.72psf NNN)

4/1/21 – 3/31/22: $3,038.11 ($0.745psf NNN)

4/1/22 – 3/31/23: $3,140.06 ($0.77psf NNN)

4. ADDITIONAL RENT

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: each calendar year falling partly or wholly within the Term.

4.1.2 Operating Expenses: All pro-rata costs of operation, maintenance, repair, replacement and management of the Building and the Common Areas of the Center (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), including the following by way of illustration, but not limitation: Association charges and assessments, water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building, the Common Areas or any part thereof; utility costs, including, but not limited to, the cost of light, power, gas; garbage; and waste disposal; the cost of landscape services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the Common Areas, including parking and landscaping; window cleaning costs; cost of snow removal; labor costs; costs and expenses of managing the Building including management fees; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; advertising costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; ~~wages and salaries; employee benefits and payroll taxes~~; accounting and legal fees; ~~any sales, use or service taxes incurred in connection therewith~~. The pro-rata cost of the maintenance and repair of the Building roof shall be Additional Rent which shall billed to Tenant as a separate item. In addition, Landlord shall be entitled to recover, as Additional Rent (which, along with any other capital expenditures constituting Operating Expenses, Landlord may either include in Operating Expenses or cause to be billed to Tenant along with Operating Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of repairs, maintenance, replacements, and capital improvement items for the Building, the Common Areas and the Center; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances or to bring the Building, Center or Common Areas into Legal compliance or as a response to any action by an administrative body or municipality with authority over the Property. The costs described in (i) –(iii) in the preceding sentence, shall be amortized over one hundred and forty-four months. Operating Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments on the real property of the Center, costs of alterations of other tenants’ premises or leasing commissions paid to procure those tenants, or interest expenses on long-term borrowings.

4.1.3 Taxes: Tenant shall, as Additional Rent, pay its Proportionate Share of real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, Common Areas, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance, or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as Additional Rent for each Lease Year Tenant’s Proportionate Share of Operating Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Operating Expenses shall be made by Landlord, and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord fifteen business (15) days advance written notice within thirty (30) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be at Tenant’s sole expense, and the reviewer shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Operating Expenses within forty-five (45) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Operating Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, Additional Rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above-mentioned actual determination of Tenant’s liability for Operating Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total Additional Rent Tenant actually paid pursuant to Section 4.4 on account of Operating Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Operating Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as Additional Rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total Additional Rent Tenant actually paid pursuant to Section 4.4 on account of Operating Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Operating Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments of Additional Rent to be made by Tenant under this Article 4.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Operating Expenses and Taxes for the Lease Year in which the Termination Date occurs, or the Lease is otherwise terminated, shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. This sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, act, or omission. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6. ALTERATIONS.

6.1 Tenant shall not make any additions, alterations, improvements or changes (collectively, “Tenant Improvements”) in or to the Premises or the Building without the prior written approval of Landlord, including, without limitation, any penetration of the roof from the interior or exterior of the Premises (which must be performed by the contractor that installed the roof, or such other contractor acceptable to Landlord in its sole and absolute discretion). Any request to make Tenant Improvements shall be accompanied by a set of plans drawn by a licensed architect and a proposed timeline for the completion of the work. All Tenant Improvements shall be at the sole cost and expense of Tenant. Any Tenant Improvements shall be made promptly and in a good and workmanlike manner and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Premises or Tenant’s use thereof and such Tenant Improvements shall be done by recognized union labor if so required by Landlord. Prior to the commencement of such work, Tenant shall give evidence to Landlord that appropriate insurance satisfactory to Landlord has been obtained by Tenant and Tenant’s contractor for the protection of Landlord and its tenants and invitees from damage or injury resulting from the making of such Tenant Improvements. In addition, prior to the commencement of such work, Tenant, if required by Landlord, shall secure, at Tenant’s expense, performance, labor and materials bonds for the full cost of such work satisfactory to Landlord. Landlord will direct electricians as to where and how telephone wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord. Tenant shall not lay linoleum, tile, carpet or other similar floor coverings and the same shall not be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant. Any Tenant Improvements made by Tenant shall at Landlord’s option become the property of Landlord upon the expiration or sooner termination of this Lease. However, Landlord shall have the right to require Tenant to remove such Tenant Improvements, at Tenant’s sole cost and expense, upon such termination of this Lease and to surrender the Premises in the same condition as it was prior to the making of any or all such Tenant Improvements, ordinary wear and tear excepted.

6.2 Tenant shall not alter, manipulate or in any manner make any changes or interfere with the operation of the Building fire sprinkler system or other life safety equipment.

6.3 Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge upon fixtures, equipment, or personal property located within the Premises.

6.4 Landlord’s approval of any drawing plans or specifications shall not constitute any assumption of any liability for the accuracy or sufficiency thereof.

6.5 Liens. Tenant shall at all times indemnify, save and hold Landlord, the Premises and the leasehold created by this Lease free, clear and harmless from any and all claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant, or out of any work performed, material furnished, or obligations incurred by Tenant in, upon or otherwise in connection with the Premises. Tenant shall give Landlord written notice at least ten (10) business days prior to the commencement of any such work on the Premises to afford Landlord the opportunity of filing appropriate notices of nonresponsibility. Tenant shall, at its sole cost and expense, within fifteen (15) days after filing of any lien of record, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and release in the event Tenant fails or refuses to do the same within said fifteen (15) day period.

7. LANDLORD’S REPAIRS.

7.1 Landlord agrees to keep in good order, condition and repair the foundations, exterior walls and roof structure of the Premises (but excluding the exterior and interior of all windows, doors, plate glass and showcases) except for reasonable wear and tear and except for any damage thereto caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance. The cost of such repairs shall be included in the Operating Expenses; as such term is hereinafter defined in Section 4.1.2.

7.2 In the event of a water leak occurring on the Premises through no fault of Tenant, upon written notice by Tenant Landlord may, but shall not be obligated to, provide mold testing. Tenant agrees that if the water leak is caused by Tenant, Tenant shall pay for the requested mold testing.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet, license, or allow any occupancy of, the whole or any part of the Premises, whether voluntarily or by operation of law, or to permit the use or occupancy permanently or temporarily, of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing, licensing or occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or denied. Additionally, Landlord may require Tenant timely to supply all information for a potential sublease, assignment, license or occupancy in whole or in part, as it deems, in its sole discretion, to be necessary to make such a decision, and said information and documentation shall include, but not be limited to, that set forth below in this Article 9. In the event Landlord approves an assignment, sublease, license, or occupancy of the Premises in whole or in part, Landlord may condition such approval on restrictions and limitations for the use or occupancy of the Premises, and said restrictions shall be binding upon any and all assignees, subtenants, licensees, and any and all Persons in possession of the Premises in whole or in part. In the event Tenant desires to sublet, license, or permit such occupancy of, the Premises, or any portion thereof; or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of same, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease, assignment, license or occupancy in whole or in part, and copies of financial reports and other relevant financial information of the proposed new or additional occupant of the Premises. No assignment, sublease, license or occupancy of the Premises shall occur without the prior written consent of Landlord as to the form of assignment, sublease or license, which shall not be unreasonably withheld. Any form of sublease or license shall provide that the sublessee or licensee shall comply with all terms of the Lease.

9.2 For any assignment, licensing, subletting or Tenant-allowed occupancy in whole or in part, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned, licensed sublet or occupied in whole or in part by anyone or entity other than Tenant, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option collect directly from such assignee, subtenant, licensee, or occupier in whole or I part of the Premises, all payment, license fee, rent, and all things of value paid or given to and becoming due to Tenant, any Affiliate, transferee, successor or assign, and apply such amounts collected against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant, licensee, assignee, or occupier of the Premises in whole or in part, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting, licensing, assignment or occupancy, to terminate this Lease, or in the case of a proposed subletting, license or occupancy of less than the entire Premises, to recapture the portion of the Premises sublet, licensed or occupied, as of the date the same is to be or was effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above; however, in the event there is an assignment, sublease, license or permitted occupancy by Tenant without Landlord’s written permission, said act shall be void, and there shall be no time limit within which Landlord must act. If Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment, sublease, or license, the termination notice shall be void and the Lease shall continue in full force and effect. If Landlord recaptures under this Section only a portion of the Premises, the Rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment, sublease, or license whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed sub-tenant, assignee, licensee, or occupier identified by Tenant in the Notice.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to one hundred ten percent (110%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this section, “Increased Rent” shall mean the excess of (i) all Rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment, license, permitted use or occupancy, or other transfer of this Lease in whole or in part, over (ii) the Rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is the amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of all or any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment, sublease, license or other occupancy of the Premises in whole or in part, or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee, sublessee or licensee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; (iv) involves a violation of Section 1.2; or Article 29 or (v) which upon reasonable investigation of the proposed transferee’s or occupant’s financial wherewithal Landlord, in its sole discretion, determines that said transferee does not have at least the financial strength and wherewithal as Tenant. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign, sublet, or license the Premises, Tenant will pay to Landlord the Assignment/ Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes in the number of the outstanding voting shares of the corporation or membership interests in a limited liability company, or the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment, sublease, license or other requested occupancy was to a third party.

9.8 Any purported sale, assignment, mortgage, transfer of this Lease or subletting, license, or occupancy in whole or in part, which does not comply with the provisions of this Article 9 shall be void.

10. INDEMNIFICATION.

10.1 None of the Landlord Entities, as defined in Article 31, shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify, and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant into or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition of or use of the Premises and or its occupancy; or (d) any breach of default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

10.2 Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its directors, officers, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $250,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute; and (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situation in or about the Premises to the full replacement value of the property so insured.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); be issued by an on-shore insurance company with a minimum Best’s rating of “A” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) Days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any Tenant’s Improvements, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Tenant’s Improvements, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other property insurance, and business interruption coverage now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Provided Tenant shall not be in default under this Lease, and subject to the other provisions of this Lease, as part of the Operating Expenses per Article 4 hereof, with Tenant paying its Proportionate Share, Landlord agrees to furnish to the Building during generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the Rules and Regulations of the Building prescribed from time to time: garbage service located in the Common Areas.

Within the Premises, Tenant shall pay all costs of utilities and other services for the Premises for use as Tenant sees fit as need for its business purposes, including but not limited to (a) water; (b) electricity, power, heat and air conditioning; (c) cleaning and janitorial service, and additional Tenant only trash removal; (d) fire and safety, alarm, video, cable, phone service, wireless network, i-cloud, surveillance or other systems to protect the Premises; (e) all such amenities or enhancements as Tenant deems necessary for operation of its business, such as a grease trap, so long as same comply with this Lease and the Center’s Rules and Regulations; and (f) all other devices, safes, personal property or other item that allows Tenant’s business operated at the Premises to comply with all laws. To the extent that Tenant is not billed directly for any of the above, or fails to pay same Landlord may procure said service utility etc. for the Premises, and shall be permitted to bill Tenant therefor as Additional Rent. Tenant shall pay all such actual charges plus a ten percent (10%) administrative fee to Landlord within five (5) days of Landlord’s demand therefor.

In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions, force majeure, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside of Building Business Hours specified herein, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus an administrative charge of ten percent (10%) for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance plus a ten percent (10%) administrative fee, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.

13.4 Landlord makes no representation or warranty concerning the adequacy of the water, sewer or electrical current for Tenant’s use. If Tenant shall require water, sewer or electric current in excess of what is furnished or supplied to the Premises, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter (if not already installed ) to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonable estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus a ten percent (10%) administrative fee for the additional expense incurred by Landlord in keeping account of the water and electric current so consumed.

13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rule and regulations and the provisions of Articles 1 and 29, Tenant shall be entitled to the use of wiring, if available (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Writing, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred and Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Additional Rent under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building and the Common Areas, and Landlord’s interest or estate therein, or any ground or underlying lease. Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord or its mortgage holder or assignee thereof.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the Building and Center rules and regulations as set forth in Exhibit D to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or Center of any such Rules and Regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply repairs, maintenance or cleaning service and any other service to be provided by Landlord to Tenant, or which Tenant is obligated to but is not supplying after 24 hour written notice, under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building or the Common Areas, without abatement of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building, the Common Areas and/or the Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and/or the Common Areas, and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the Rent reserved by this Lease, and other amount treated as Additional Rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as Additional Rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without such written notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, makes a transfer in fraud of creditors, apply for or consent to the appointment of a receive for itself or of the whole or any substantial part of its property, or files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law of statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion and without relinquishing Landlord’s right to Rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the Rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; and (b) recoupment on a pro rated basis measured by the Term with no extensions, of the amount of free or abated rent, plus tenant improvement allowance provided(c) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (d) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the Rent, including any amounts treated as Additional Rent, under this Lease for the Full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the Rent as and when it becomes due, including any amounts treated as Additional Rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises are a part of a larger area and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within give (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of Rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all Rent, including any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the Rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as Additional Rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus an administrative fee of ten percent (10%), plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free Rent under the Lease, and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as Rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 Except for an express written termination, no act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.7 at public or private sale upon no less than five (5) days’ notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within fourteen (14) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.10 WAIVER OF JURY TRIAL TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THE PARTIES PURSUANT HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Tenant’s initials	Landlord’s initials

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receive of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Rent an amount equal to the larger of: (a) three (3) months’ Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provide Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonable acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach and provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, for so long as it timely pays Rent and performs its other covenants and agreements contained in this Lease, including following all Rules and Regulations, shall peaceably and quietly (subject to the permitted use by other tenants in industrial flex space) have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. To the extent Landlord is acting under a provision of this Lease, Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in Rent from the date of such damage. Such abatement of Rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord shall have the option of giving Tenant, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall terminate and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that Landlord does not exercise its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the Rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railing, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control, and shall be Tenant’s sole source of recovery for such damage as Tenant here expressly waives any claim against all Landlord Entities for damage under this Article 22.

22.4 In the event that Landlord shall fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, force majeure, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable. Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility properly to secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN.

23.1 Total Condemnation of Premises. If the whole of the Premises shall be taken by any public authority under the power of eminent domain or sold to a public authority under threat or in lieu of such taking, then the Term of this Lease shall cease as of the day upon which possession is taken by such public authority, and all Rent shall be paid up to such day.

23.2 Partial Condemnation. If less than the whole but more than twenty percent (20%) of the Premises or more than fifty percent (50%) of the square footage of the Building or the Common Areas shall be so taken under eminent domain, or sold to public authority under threat or in lieu of such taking, Tenant shall have the right either to terminate this Lease effective as of the day possession is taken by such public authority, or, subject to Landlord's right of termination as set forth below, continue in possession of the remainder of the Premises, upon notifying Landlord in writing within ten (10) days after such taking of Tenant's intention. In the event Tenant elects to remain in possession, all of the terms provided herein shall continue in effect; thereafter, Landlord shall, at Landlord's cost and expense to the extent of any available condemnation award, make all the necessary repairs or alterations so as to constitute the remaining building a complete architectural unit, and Tenant, at Tenant's sole cost and expense, shall similarly act with respect to Tenant's leasehold improvements, trade fixtures, furnishings and equipment.

(b) If twenty percent (20%) or less of the Premises shall be so taken, the Term of this Lease shall cease, only on the part so taken, as of the day possession shall be taken by such public authority, and Tenant shall pay Rental and other charges up to such day. Landlord shall, at Landlord's cost and expense to the extent of any available condemnation award, make all necessary repairs or alterations so as to constitute the remaining building a complete architectural unit, and Tenant, at Tenant's sole cost and expense, shall similarly act with respect to Tenant's leasehold improvements, trade fixtures, furnishings and equipment.

(c) If more than twenty-five percent (25%) of the Building, or more than twenty-five percent (25%) of the Premises, or more than twenty-five percent (25%) of the Common Areas shall be taken under power of eminent domain, or sold to public authority under threat or in lieu of such taking, Landlord may, by written notice to Tenant delivered on or before the tenth (10th) day following the date of surrender of possession to the public authority, terminate this Lease as of the date possession is taken by the public authority. Rent shall be paid up to the day possession is taken by the public authority.

(d) A voluntary sale or transfer of interest of all or any part of the Premises, the Common Area, or the Building by Landlord to any public or quasi-public body, agency, person or other entity, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article 23.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement substantially in the form found at Exhibit F which is attached hereto an incorporated herein, certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. This shall specifically include the Tenant, at Landlord’s sole option, restoring the Premises to its original configuration prior to the commencement of the Lease. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling, all trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as Additional Rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered two (2) business days after it is tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice of document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon or measured by the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (b) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises. At Landlord’s option, the taxes owed by Tenant under this Article may be included within Operating Expenses, with Tenant to pay its proportionate share as Additional Rent as set forth in Article 4.

29. USE OF LEASED PROPERTY; OTHER RESTRICTIONS AND TENANT REQUIREMENTS.

29.1 Tenant shall not, without prior written consent of all insurance companies which have issued any insurance of any kind whatsoever with respect to the Premises or the Center, sell, or suffer to be kept, used or sold in, upon or about the Premises any gasoline, distillate or other petroleum products or any other substance or material of an explosive, inflammable or radiological nature, in such quantities as may be prohibited by any such insurance policy, or which may endanger any part of the Center or its occupants, business patrons or invitees. Tenant will not use any method of heating or air conditioning other than that supplied by Landlord.

29.2 Tenant shall not, without Landlord’s prior written approval, operate or permit to be operated on the Premises any coin or token operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, including, without limitation, pay telephones, ATMs, pay lockers, pay toilets, scales and amusement devices. No slot machine or other gambling game shall be permitted on the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.

29.3 Tenant shall not, without Landlord’s prior written approval, conduct or permit any fire, bankruptcy or auction sale in, on or about the Premises.

29.4 Tenant shall not, without Landlord’s prior written approval, cover, obstruct or place any sign or object on or by any windows, glass doors, lights, skylights, or other apertures that reflect or admit light into the Premises.

29.5 No cooking shall be done or permitted by any Tenant on the Premises; provided, however, that if the business conducted by Tenant on the Premises includes sale of prepared food, Tenant may conduct such cooking on the Premises as is normally incident to such business.

29.6 The Premises shall not be used for residential purposes.

29.7 Except as provided for elsewhere herein, Tenant shall keep and maintain and keep in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, storefront, all grease traps, oven and stove exhausts, oven and stove exhaust filters, all plumbing and sewage facilities within the Premises including free flow up to the main sewer line, fixtures, heating and air conditioning and electrical systems (whether or not located in the Premises), sprinkler systems, walls, floors and ceilings, and any work performed by or on behalf of Tenant hereunder. Any such work shall be subject to such requirements as Landlord may, in its sole discretion, deem reasonable, including, but not limited to, the requirement that Landlord approve the contractors, materials, mechanics and/or materialmen utilized for such purposes. Landlord agrees to assign to Tenant any warranties Landlord may have pertaining to those parts of the Premises Tenant is responsible for maintaining hereunder.

29.8 Tenant shall store all trash and garbage in containers located where designated by Landlord and so as not to be visible or create a nuisance to customers and business invitees in the Center, and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof.

29.9 Tenant shall at all times during the term of the Lease comply with all governmental rules, regulations, ordinances, statutes and laws, or any other body now or hereafter exercising similar functions, now or hereafter in effect pertaining to the Center, the Premises or Tenant’s use thereof.

29.10 Tenant hereby covenants and agrees that it, its agents, employees, servants, contractors, subtenants, invitees and licensees shall abide by the Building and Center Rules and Regulations, the Association rules and regulations, the Declaration, and such additional rules and regulations hereafter adopted and amendments and modifications of any of the foregoing as Landlord may, from time to time, adopt for the safety, care and cleanliness, or general betterment of the Premises or the Center or for the preservation of good order thereon.

29.11 Tenant shall operate all of the Premises during the entire Term with sound business practice, due diligence and efficiency so as to provide the maximum gross receipts that may be produced by such manner of operation. Tenant shall provide, install and at all times maintain in the Premises all suitable furniture, fixtures, equipment and other personal property necessary for the conduct of Tenant’s business therein, in a businesslike manner, shall carry at all times in the Premises a stock of merchandise of such size, character and quality as shall be commercially reasonable, and shall staff the Premises at all times with sufficient sales personnel to serve its customers. Tenant shall conduct its business in the Premises during those days and times Landlord shall determine as Tenant is required to be open for business. In the event of breach by Tenant of any of the conditions of this sub-section, Landlord shall have, in addition to any and all remedies herein provided, the right, at its option, to collect not only the minimum rent herein provided, but Additional Rent at the rate of one-thirtieth (1/30) of the minimum monthly rent herein provided for each and every day that Tenant is not open for business as herein provided. Said Additional Rent shall be due on demand during such period of Tenant’s failure to conduct its business as herein provided. Tenant agrees, at the earliest possible opportunity, to provide Landlord’s accounting department with a copy of Tenant’s validity issued business license.

29.12 Tenant shall not do, permit or suffer anything to be done, or kept upon the Premises which will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers of any of them, or which will annoy any of them or their patrons or customers by reason of unreasonable (taking in to consideration the uses permitted in an industrial flex space business park) noise, odor, vibration, or otherwise, nor will Tenant commit or permit any nuisance on the Premises or within the Center or commit or suffer any immoral or illegal act to be committed thereon.

29.13 Tenant shall not, without Landlord’s prior written approval, bring or store any firearms on the Premises.

29.14 If Tenant’s permitted use of the Premises involves the sale of food, then Tenant shall maintain a health department rating of “A” (or such other highest health department or similar rating as is available) at all times during the term of this Lease. If Tenant receives any lower rating, then Tenant shall immediately notify Landlord of such rating, shall correct all deficiencies noted by the health department and shall have the Premises reinspected. Should the Premises be rather lower than an “A” (or such other highest health department or similar rating as is available) more than twice in any twelve (12) month period or more than three (3) times during the term of this Lease including any extensions, such shall be an incurable event of default not subject to the notice and cure provisions of Section 26 hereof that will give rise to Landlord’s rights pursuant to the terms hereof.

29.15 In the event Tenant’s Permitted Use requires the installation and maintenance of a grease trap interceptor, Tenant shall provide Landlord with a copy of the maintenance contract for the grease trap interceptor no later than ten (10) days after opening for business. Additionally, Tenant shall provide Landlord with evidence of grease trap maintenance on a quarterly basis.

29.16 Advertising Media. Tenant shall not erect or install any exterior signs or window or door signs, or window or door lettering or placards, or any other advertising media visible from the common areas (whether on or just behind the windows), without Landlord’s prior written consent (which may be withheld by Landlord in its sole discretion). Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or make any exterior decoration or painting, or build any fences, or install any radio or television antenna, loud speakers, sound amplifiers or similar devices on the roof, ceiling or exterior walls of the Building, or make any chances to the storefront of the Premises without Landlord’s prior written consent (which may be withheld by Landlord in its sole discretion). Landlord may, in its sole discretion, require Tenant to procure material, payment and/or performance bonds from Tenant’s sign contractor.

29.17 Sign Criteria. Tenant must, at Tenant’s sole cost and expense, erect an exterior sign on its storefront, subject to Landlord’s prior written approval of said sign (which may be withheld by Landlord in its sole discretion). Tenant agrees and covenants to comply with all of Landlord’s sign criteria as set forth in the Sign Agreement attached hereto as Exhibit E Landlord shall have the right from time to time to promulgate amendments thereto and additional and new sign criteria. After delivery of a copy of such amendments and additional and new sign criteria, Tenant shall comply with same. A violation of the Sign Agreement or any amendments thereto shall constitute a default by Tenant under this Lease. If there is a conflict between the Sign Agreement and any of the provisions of this Lease, the provisions of this Lease shall prevail.

29.19 Orderly Queuing and Crowd Control. Tenant agrees to:

(a) Maintain all queuing, which occurs due to the Permitted Use of the Premises, in an orderly fashion whether such queuing occurs inside or outside the Premises or the Center; and

(b) Keep all crowds, which may gather due to the Permitted Use of the Premises under control whether such crowds father inside or outside the Premises or the Center;

(c) Additional Measures. If Landlord determines, in its sole judgment, that Tenant has not complied with this sub-section, Tenant will, upon Landlord’s direction and at Tenant’s sole cost and expense:

(i) Hire a security guard or guards; and/or

(ii) Install temporary and removable crowd control devices in areas designated by Landlord.

(d) Other Directions by Landlord. Tenant agrees to follow Landlord’s other directions regarding ordering queuing and crowd control.

(e) Self-help. If Tenant fails to comply with Landlord’s directions pursuant to this Article, Landlord shall have the right to do so on Tenant’s behalf, and Tenant shall concurrently reimburse Landlord for the cost and expense of doing so.

30. PARKING AND COMMON AREAS.

30.1 Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers and business invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use such areas of the Center, including, but not limited to, the parking areas, walkways and sidewalks, as designated from time to time by Landlord, subject to such rules and regulations as Landlord may from time to time impose. Tenant agrees that it, its agents, employees, servants, contractors, subtenants and licensees shall abide by such rules and regulations and all the terms and conditions of the Landlord. Landlord may at any time close any common area to make repairs or changes, to prevent the acquisition of public rights in such areas, or to discourage noncustomer parking. Landlord reserves the right to dedicate all or portions of such Common Areas and other portions of the Center for public utility purposes. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable. Tenant shall not at anytime interfere with the rights of Landlord, other owners of portions of the Center, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitees to use any part of the parking areas or other common areas.

30.2 All parking areas and common areas that Tenant may be permitted to use are to be used under a revocable license, and if any such license is revoked, or if the amount of such area is diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall revocation or diminution of such areas be deemed constructive or actual eviction.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way definite, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all of the following “Landlord Entities” - Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “Rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any Common Areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the Common Areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Operating Expenses or Taxes) and subject to Landlord’s reasonable discretion.

32. TENANT’S AUTHORITY. If Tenant is a corporation, partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by Tenant as being a true and correct copy, of Tenant’s most recent financial statement and/or tax return, as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order obtaining a credit report.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35. TIME VENUE, PERSONAL JURISDICTION AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located, without regard to its choice of law provisions. Moreover, the Parties hereto and their successors, if any, consent to and shall not contest jurisdiction over their person within the courts located in Washoe County, Nevada, which shall be the sole and exclusive venue, to the exclusion of all others, for all claims, causes of action, or suits of and concerning or arising out of this Lease.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT; NO ACCORD OR SATISFACTION; SAVINGS CLAUSE. This Lease, together with its exhibits, contains all agreements of the parties to this Lease with regard to the subject matter contained herein, and supersedes and previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease. Additionally, payment by Tenant of a lesser amount than the Rent herein stipulated shall be deemed to be on account of the earliest Rent due. No endorsement or statement on any check or any correspondence accompanying any payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance or to pursue any other remedy provided in this Lease or by law. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties, to the extent possible; in any event, all other provisions of this Lease shall be deemed valid and enforceable to the full extent.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant, Tenant has paid all sums due hereunder, and Landlord has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s Rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Landlord agrees that Tenant may cause the recording of a mortgage or deed of trust confirming Tenant’s interest in the Lease as a collateral for a loan made to Tenant and encumbering Tenant’s rights and remedies as contained in any corresponding Consent agreement with such loan. Approval of the form of the recorded documents shall be first obtained from Landlord, and such approval shall not be unreasonably withheld. Tenant shall pay all charges and taxes incident such recording or registration.

40. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

41. ATTORNEY’S FEES. If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, or in any way arising under or related to this Lease, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements via motion or as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

42. ~~GUARANTY. If Tenant is not a natural person, the Lease shall be conditioned on Tenant delivering to Landlord upon the execution of this Lease, a Personal Guaranty in the form attached hereto as Exhibit G and incorporated herein, by individual(s) approved by Landlord in Landlord’s sole discretion. Such proposed guarantor(s) shall be required to provide a personal financial statement and/or tax returns, that have been certified by the proposed guarantor(s) as true, complete and correct in all material respects. Landlord further may obtain one or more credit reports on the proposed guarantor(s) at any time, and the proposed guarantor(s) shall execute such further authorizations as Landlord may reasonably require in order obtaining a credit report.~~

LANDLORD:	TENANT:

Simon Levi Company, Ltd.,	Sierra Homes, LLC,
a California Corporation	a Nevada Limited-Liability Company
dba Innovative Cabinets

By:	/s/Jay Bradley Jacobs	By:	/s/ Steve Parkey
Name:	Jay Bradley Jacobs	Name:	Steve Parkey
Title:	President	Title:	Managing Member
Dated:	5/20/2020	Dated:	5/18/2020

EXHIBIT A-1 LEGAL DESCRIPTION OF CENTER

Attached to and made a part of the Lease bearing the Lease Reference Date of January 20, 2020 between Simon Levi Company, Ltd. as Landlord Sierra Homes, LLC dba Innovative Cabinets, as Tenants:

EXHIBIT A-2 FLOOR PLAN DEPICTING THE PREMISES

Attached to and made a part of the Lease bearing the Lease Reference Date of January 20, 2020 between Simon Levi Company, Ltd. as Landlord and Sierra Homes, LLC dba Innovative Cabinets, as Tenants:

Exhibit A-2 is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It is not to be scaled; any measurements or distances shown should be taken as approximate.

NO FLOORPLAN AVAILABLE FOR PREMISES

EXHIBIT A-3 – SITE PLAN

Attached to and made a part of the Lease bearing the Lease Reference Date of January 20, 2020 between Simon Levi Company, Ltd. as Sierra Homes, LLC dba Innovative Cabinets, as Tenants:

Exhibit A-3 is intended only to show the general layout of the Center as of the beginning of the Term of this Lease. It is not to be scaled; any measurements or distances shown should be taken as approximate.

SITE PLAN TO BE ATTACHED HERETO

EXHIBIT B - COMMENCEMENT DATE MEMORANDUM

Attached to and made a part of the Lease bearing the Lease Reference Date of January 20, 2020 between Simon Levi Company, Ltd. as Landlord and Sierra Homes, LLC dba Innovative Cabinets, as Tenants:

THIS MEMORANDUM, made as of April 1, 2020, by and between Simon Levi Company, Ltd. (“Landlord”) and Sierra Homes, LLC dba Innovative Cabinets. (“Tenant”).

Recitals:

A. Landlord and Tenant are parties to that certain Lease, dated for reference January 20, 2020 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 4,078 square feet at the building commonly known as Building A at Turner Air Crossing.

B. Tenant is in possession of the Premises and the Term of the Lease has commenced.

C. Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under this Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The Scheduled Commencement Date is April 1st 2020.

2. The actual Commencement date was April 1, 2020 and all Rent is due to be paid on a monthly basis commencing April 1, 2020.

3. The actual Termination Date is January 31, 2023

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

Simon Levi Company, Ltd.,	Sierra Homes, LLC,
a California Corporation	a Nevada Limited-Liability Company
dba Innovative Cabinets

By:	/s/Jay Bradley Jacobs	By:	/s/ Steve Parkey
Name:	Jay Bradley Jacobs	Name:	Steve Parkey
Title:	President	Title:	Managing Member
Dated:	5/20/2020	Dated:	5/18/2020

EXHIBIT C- RULES AND REGULATIONS

Attached to and made a part of the Lease bearing the Lease Reference Date of January 20, 2020, between Simon Levi Company, Ltd. as Landlord and Sierra Homes, LLC dba Innovative Cabinets, as Tenant:

Tenant agrees as follows:

1. The sidewalks, entries, and driveways shall not be used for any purpose other than ingress and egress to and from the Premises and shall not be obstructed in any way. No objects shall be placed outside the Premises, in any common area or on the roof. Lessor may remove any such obstruction or object including trash cans, ash urns, furniture, antennas, signs, trailers, etc., without notice or obligation to Lessee and at Lessee’s sole cost and expense.

2. Lessee shall not permit any foul or noxious gas or substance to be used or kept in, on or about the Premises, or permit the premises to be occupied or used in a manner which is offensive or objectionable to Lessor or to other occupants of the Building by reason of noise, orders, or vibrations etc. nor shall Lessee interfere in any way with other lessees or those having business in the Building.

3. Lessee shall maintain the Premises free from pests and vermin at Lessee’s sole cost and expense.

4. Lessor reserves the right to exclude or expel from the complex any person who, in the judgment of Lessor or Lessor’s agent, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

5. No outside storage is allowed, and Lessee shall keep the exterior of the Premises free and clear of all refuse.

6. No person shall go on the roof without Lessor’s permission.

7. Lessee shall not add or alter window coverings or install window tint without Lessor’s prior written approval.

8. The use of forklifts or any other machinery or equipment having solid rubber tires is strictly prohibited.

9. Any items delivered to Lessee at the Premises shall be moved into the Premises as soon as possible and shall not be left in parking lot or receiving areas overnight.

10. Lessee shall not install or operate any steam or gas engine or boiler in the Building. The use of oil, gas, or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Lessee shall not use any other method of heating than that supplied by Lessor. Explosives or other articles deemed hazardous shall not be brought into the Building.

11. The Building plumbing system, including water closets, urinals, waste lines, vents or flues shall not be used for any purpose other than those for which they were intended, and no rubbish, cids, vapors, newspapers or other such substances of any kind shall be thrown into them. Lessee shall pay the cost of any stoppage, damage or breakage resulting from a violation of this rule.

12. The Premises shall not be used for residential, lodging, or sleeping purposes.

13. Except as permitted by Lessor, Lessee shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises of the Building.

14. Lessee shall take reasonable measures to protect its property from loss, including but not limited to damage by water.

15. Washing, detailing, or working on vehicles is prohibited in, on or about the premises, including private streets, parking lots and common areas.

16. Soliciting, distributing flyers and peddling are expressly prohibited in, on, or about the premises and persons doing so may be trespassing under Nevada law.

17. Lessor reserves the right to modify these Rules and Regulations and to make such other rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

EXHIBIT D- SIGN AGREEMENT

Attached to and made a part of the Lease bearing the Lease Reference Date of January 20, 2020, between Simon Levi Company, Ltd. as Landlord and Sierra Homes, LLC dba Innovative Cabinets, as Tenant:

LANDLORD:	TENANT:

Simon Levi Company, Ltd.,	Sierra Homes, LLC,
a California Corporation	a Nevada Limited-Liability Company
dba Innovative Cabinets

By:	/s/Jay Bradley Jacobs	By:	/s/ Steve Parkey
Name:	Jay Bradley Jacobs	Name:	Steve Parkey
Title:	President	Title:	Managing Member
Dated:	5/20/2020	Dated:	5/18/2020

EXHIBIT E- SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

Attached to and made a part of the Lease bearing the Lease Reference Date of _________ ____, 2019, between Simon Levi Company, Ltd. as Landlord and _____________________, as Tenant:

The undersigned (“Tenant”) hereby certifies to Simon Levi Company, Ltd. (“Landlord”), and

______________________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated

_______________ ____, 20____, between Landlord and Tenant (the “Lease”), which demises Premises which are located at ___________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on _______________, 20___.

3. The term of the Lease is currently scheduled to expire on ________________, 20___.

4. Tenant has no option to renew or extent the Term of the Lease except: ______________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Project upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except: _____________________________________________.

6. The Lease has: (Initial One)

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: _____________________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:

_____________________________________________________.

8. The current Monthly Basic Rent is $_______________; and current monthly parking charges are $ _________________.

9. Tenant’s Percentage Share is _______% and the Monthly Common Area Expense Payment currently payable by Tenant is $_______________ per month.

10. The amount of security deposit (if any) is $__________________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To the best of Tenant’s knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that ______________________ is about to [fund a loan to Landlord or purchase the Building from Landlord], and that ________________________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: _________________, 20___.

“TENANT”

_______________________________________________